Exhibit 10.1

AMENDMENT NO. 1 TO INTERCOMPANY REVOLVING LOAN AGREEMENT

This Amendment No. 1 to Intercompany Revolving Loan Agreement (this "Amendment") is entered into as of August 31, 2017 by and between Apollo Medical Management, Inc. ("Lender") and Maverick Medical Group, Inc. ("Borrower") with reference to the following facts:

WHEREAS, Lender and Borrower originally entered into that certain Intercompany Revolving Loan Agreement dated as of November 22, 2016 (the "Original Agreement"); and

WHEREAS, the Original Agreement provided, among other things, for a Commitment equal to Two Million Dollars ($2,000,000) extended by Lender in favor of Borrower; and

WHEREAS, Borrower has requested that Lender increase the Commitment; and

WHEREAS, Lender is willing to increase the Commitment on the terms and conditions provided for in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       All terms not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

2.       Section 1.3 of the Original Agreement is deleted in its entirety and replaced with the following: "1.3 "Commitment" shall mean an amount equal to Three Million Dollars ($3,000,000.00)".

3.       Except to the extent expressly provided for herein, all terms and conditions of the Original Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MAVERICK MEDICAL GROUP, INC.

By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

APOLLO MEDICAL MANAGEMENT, INC.

By:	/s/ Mihir Shah
Name: Mihir Shah
Title: Chief Financial Officer